UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2006

Marshall Edwards, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-50484	51-0407811
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or
organization)
140 Wicks Road, North Ryde, NSW, 2113 Australia
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (011) 61 2 8877-6196
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: This Form 8-K/A amends the Form 8-K filed by Marshall Edwards, Inc. with the Securities and Exchange Commission on March 29, 2006 to correct the date of the triggering event for the report and the date of the press release attached as an exhibit to the report. No other changes have been made.
Item 5.02.     Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On March 24, 2006, at a regularly scheduled meeting of the Board of Directors (the “Board”) of Marshall Edwards Inc. (the “Company”), Professor David de Kretser AO announced that he was resigning as a director of the Company, effective as of March 31, 2006, due to his appointment as the Governor of the State of Victoria, Australia.
     The Board has appointed Professor Bryan Williams to serve as a director of the Company and as a member of the Board’s Audit Committee and Remuneration Committee, effective as of March 31, 2006. The Company’s Board has determined that Professor Williams meets the requirements of the Nasdaq for an independent director and a member of the Audit Committee.
     The appointment of Professor Williams is intended to maintain the composition of the Company’s Audit Committee at the three independent members required by the Nasdaq. Professor Williams will serve until the 2006 Annual Meeting of Stockholders of the Company, at which time he will stand for election.
Item 9.01.     Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit No.	Description

99	Press Release, dated March 29, 2006, issued by the Company

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSHALL EDWARDS, INC.
By:	/s/ David R. Seaton
David R. Seaton
Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)

Dated: March 29, 2006

Index to Exhibits

Exhibit No.	Description

99	Press Release dated March 29, 2006 issued by the Registrant